FIRST AMENDMENT TO CREDIT AGREEMENT

     This FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is dated as of December 26, 2001 and entered into by and among Joy Global Inc. (formerly known as Harnischfeger Industries, Inc.), a Delaware corporation ("Company"), the financial institutions listed on the signature pages hereof (collectively, the "Lenders"), Bankers Trust Company, as Agent (the "Agent"), Heller Financial, Inc. and Fleet Capital Corporation as Co-Syndication Agents (the "Syndication Agents"), CIT Group/Business Credit as Documentation Agent (the "Documentation Agent" and together with the Agent and the Syndication Agents, the "Agents") and, solely for the purposes of Section 4 hereof, the guarantors listed on the signature pages hereof ("Guarantors") and is made with reference to that certain Credit Agreement dated as of June 29, 2001 (the "Credit Agreement"), by and among Company, Lenders and Agents. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

     WHEREAS, Company, Lenders and Agents deem it advisable to amend the Credit Agreement to reflect certain changes in the business of the Company;

     NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. AMENDMENTS TO CREDIT AGREEMENT.

1.1 Amendments to Section 1: Definitions

     (a) Subsection 1.1 of the Credit Agreement is hereby amended by deleting the period at the end of the definition of "Consolidated Interest Expense" and by substituting the following therefor:

     ", but excluding however the amortization of any fees payable in connection with the consummation of the transactions contemplated by the Loan Documents on or about the Closing Date."

     (b) Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Consolidated Rental Payments" and substituting the following therefor:

     "`Consolidated Rental Payments' means, for any period, the aggregate amount of all rents paid or payable by Borrower and its Subsidiaries on a consolidated basis during that period under all Capital Leases and Operating Leases (other than Third Party Financings) to which Borrower or any of its Subsidiaries is a party as lessee."

     (c) Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Fiscal Year" and the substituting the following therefor:

     " `Fiscal Year' means the fiscal year of Borrower and its Subsidiaries ending on the Saturday closest to October 31 of each calendar year."

     (d) Subsection 1.1 of the Credit Agreement is hereby amended by adding the following definition, inserted in proper alphabetical order:

     " `Third Party Financings' means a transaction or series of transactions in the ordinary course of business of Borrower or any of its Subsidiaries pursuant to which (i) a Person who is not an Affiliate of Borrower takes title to certain specified items of machinery or equipment in consideration of such Person's payment to Borrower or a Subsidiary of Borrower, in cash, of the fair market value of such machinery or equipment and enters into a lease or similar agreement (the `Equipment Lease') with Borrower or a Subsidiary, (ii) Borrower or such Subsidiary enters into a sub-lease or similar agreement (the "Equipment Sub-Lease") to provide a customer of Borrower or such Subsidiary with the use of or services relating to such items of machinery or equipment and (iii) other than with respect to customary warranty obligations, the Borrower's or such Subsidiary's obligations on the Equipment Lease, including without limitation the obligation to make rental payments or to meet other financial obligations on the Equipment Lease, is contingent on the customer's making such rental payments or meeting such financial obligations under the Equipment Sub-Lease, and the Borrower or such Subsidiary is not otherwise liable for performance under the Equipment Lease if such customer fails to perform its obligations under such Equipment Sub-Lease."

1.2 Amendments to Section 4: Conditions to Loans and Letters of Credit

     Subsection 4.2B of the Credit Agreement is hereby amended by adding at the end thereof a new clause (vi) as follows:

     "and (vi) The sum of Cash constituting collected and available balances in Deposit Accounts and Cash Equivalents of Borrower and its Subsidiaries minus the total amount of any payments reasonably expected to be made within three Business Days does not exceed $50,000,000 or such larger amount as may be approved by Agent."

1.3 Amendments to Section 6: Borrowers Affirmative Covenants

     Subsection 6.10D of the Credit Agreement is hereby amended by deleting the phrase "six (6) months" therefrom and by substituting the phrase "twelve (12) months" therefor.

1.4 Amendments to Section 7: Borrower's Negative Covenants

     (a) Subsection 7.1(x)(B) of the Credit Agreement is hereby amended by adding the phrase "and Barclays Bank plc" immediately after the phrase "provided by National Westminster Bank plc" therein.

     (b) Subsection 7.3(vii) of the Credit Agreement is hereby amended by deleting the term "$4,000,000" in the last line thereof and substituting "$20,000,000" therefor.

     (c) Subsection 7.4(iv) of the Credit Agreement is hereby amended by deleting the phrase "customary indemnification and purchase price adjustment obligations" and substituting therefor the phrase "customary indemnification, purchase price adjustment and other customary contract obligations."

     (d) Subsection 7.6.A of the Credit Agreement is hereby amended by deleting the table contained therein and substituting the following therefor:

Minimum Interest
Period	Coverage Ratio

"One Fiscal Quarter period ending on the last day of the 4th Fiscal Quarter, Fiscal Year 2001	4.75:1.00
Two Fiscal Quarter period ending on the last day of the 1st Fiscal Quarter, Fiscal Year 2002	3.25:1.00
Three Fiscal Quarter period ending on the last day of the 2nd Fiscal Quarter, Fiscal Year 2002	3.50:1.00
Four Fiscal Quarter period ending on the last day of the 3rd Fiscal Quarter, Fiscal Year 2002	3.50:1.00
Four Fiscal Quarter period ending on the last day of the 4th Fiscal Quarter, Fiscal Year 2002	3.75:1.00
Four Fiscal Quarter period ending on the last day of the 1st Fiscal Quarter, Fiscal Year 2003	4.25:1.00
Four Fiscal Quarter period ending on the last day of the 2nd Fiscal Quarter, Fiscal Year 2003	5.00:1.00
Four Fiscal Quarter period ending on the last day of the 3rd Fiscal Quarter, Fiscal Year 2003	5.00:1.00
Four Fiscal Quarter period ending on the last day of the 4th Fiscal Quarter, Fiscal Year 2003	5.00:1.00
Each four Fiscal Quarter period ending on the last day of each Fiscal Quarter thereafter"	5.00:1.00

     (e) Subsection 7.6.B of the Credit Agreement is hereby amended by deleting the table contained therein and substituting the following therefor:

Maximum
Consolidated
Period	Leverage Ratio
"From the Closing Date to the last day of the first Fiscal Quarter of Fiscal Year 2002	3.50:1.00
From the first day of the second Fiscal Quarter to the last day of the second Fiscal Quarter of Fiscal Year 2002	3.25:1.00
From the first day of the third Fiscal Quarter to the last day of the third Fiscal Quarter of Fiscal Year 2002	3.00:1.00
From the first day of the fourth Fiscal Quarter of Fiscal Year 2002 to the Revolving Loan Commitment Termination Date"	2.50:1.00

     (f) Subsection 7.6.C of the Credit Agreement is hereby amended by deleting the table contained therein and substituting the following therefor:

Minimum
Consolidated
Period	EBITDA
"One Fiscal Quarter period ending on the last day of the 3rd Fiscal Quarter, Fiscal Year 2001	$25,000,000
Two Fiscal Quarter period ending on the last day of the 4th Fiscal Quarter, Fiscal Year 2001	$65,000,000
Three Fiscal Quarter period ending on the last day of the 1st Fiscal Quarter, Fiscal Year 2002	$80,000,000
Four Fiscal Quarter period ending on the last day of the 2nd Fiscal Quarter, Fiscal Year 2002	$115,000,000
Four Fiscal Quarter period ending on the last day of the 3rd Fiscal Quarter, Fiscal Year 2002	$115,000,000
Four Fiscal Quarter period ending on the last day of the 4th Fiscal Quarter, Fiscal Year 2002	$120,000,000
Four Fiscal Quarter period ending on the last day of the 1st Fiscal Quarter, Fiscal Year 2003	$130,000,000
Each four Fiscal Quarter period ending on the last day of each Fiscal Quarter thereafter"	$130,000,000

     (g) Subsection 7.7(iii) of the Credit Agreement is hereby amended by adding the phrase "and may engage in Third Party Financings" at the end thereof.

     (h) Subsection 7.7 of the Credit Agreement is hereby amended by adding a new clause (vii) at the end thereof as follows:

     "(vii) Borrower and its subsidiaries may make and maintain Investments permitted pursuant to subsection 7.3."

     (i) Subsection 7.9 of the Credit Agreement is hereby amended by deleting "$15,000,000" in the last line thereof and substituting "$25,000,000" therefor.

     (j) Subsection 7.10 of the Credit Agreement is hereby amended by adding at the end thereof the following:

     "and Borrower and its Subsidiaries may become and remain liable as lessee in connection with a Third Party Financing."

     (k) Subsection 7.13 of the Credit Agreement is hereby amended by deleting the phrase "subsections 7.7(iv) and 7.7(vi)" therefrom and by substituting "subsections 7.3 or 7.7" therefor.

     (l) Subsection 7.16 of the Credit Agreement is hereby amended by adding the phrase "the Saturday closest to" immediately before "October 31" as it appears therein.

1.5 Amendments to Exhibits

     (a) Exhibit I (Form of Notice of Borrowing) to the Credit Agreement is hereby deleted in its entirety and replaced by Attachment 1 to this Amendment.

     (b) Exhibit VI (Form of Compliance Certificate) to the Credit Agreement is hereby deleted in its entirety and replaced by Attachment 2 to this Amendment.

Section 2. CONDITIONS TO EFFECTIVENESS

     Section 1 of this Amendment shall become effective as of the date hereof, except that Subsections 1.1(a) and 1.4(i) shall become effective as of the Closing Date, upon the prior or concurrent satisfaction of all of the following conditions precedent (the date of the satisfaction of such conditions being referred to herein as the "First Amendment Effective Date"):

     A. On or before the First Amendment Effective Date, Company shall deliver to Lenders the following, each, unless otherwise noted, dated the First Amendment Effective Date:

     1. Signature and incumbency certificates of the officers executing this Amendment; and

     2. This Amendment executed by each Loan Party.

     B. Requisite Lenders shall have executed this Amendment.

     C. On or before the First Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with this Amendment and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

     D. On or before the First Amendment Effective Date, Company shall pay to each Lender consenting to this Amendment on or prior to Noon, Los Angeles time, on January 14, 2002, an amendment fee equal to 0.20% of the sum of such Lender's Revolving Loan Commitments plus such Lender's Tranche B Term Loan Exposure, in each case as in effect on the First Amendment Effective Date.

Section 3. REPRESENTATIONS AND WARRANTIES

     In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete:

     A. Corporate Power and Authority. Each Loan Party has all requisite corporate power and authority to enter into this Amendment, Company has all requisite corporate power and authority to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement").

     B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each Loan Party party thereto.

     C. No Conflict. The execution and delivery by each Loan Party of this Amendment and the performance by Company of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries.

     D. Governmental Consents. The execution and delivery by each Loan Party of this Amendment and the performance by Company of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

     E. Binding Obligation. This Amendment has been duly executed and delivered by each Loan Party, the Amended Agreement has been duly executed and delivered by Company and each of this Amendment and the Amended Agreement are the legally valid and binding obligations of each Loan Party party thereto, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

     F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement are incorporated herein by this reference and are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     G. Absence of Default. After giving effect to this Amendment, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

Section 4. ACKNOWLEDGEMENT AND CONSENT

     Each of Company and each Guarantor is a party to certain Collateral Documents and in the case of the Guarantors the Guaranties, in each case as amended through the First Amendment Effective Date. Company and Guarantors are collectively referred to herein as the "Credit Support Parties," and such Collateral Documents and Guaranties are collectively referred to herein as the "Credit Support Documents."

     Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Obligations," "Guarantied Obligations" and "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guarantied Obligations" or "Secured Obligations," as the case may be, in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein.

     Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or by which it is otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

     Each Credit Support Party (other than Company) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

Section 5. MISCELLANEOUS

     A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

     (i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement," "thereunder," "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

     (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

     B. Fees and Expenses. All costs, fees and expenses as described in subsection 10.2 of the Credit Agreement with respect to this Amendment shall be for the account of Company.

     C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

     D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     E. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COMPANY:
JOY GLOBAL INC., a Delaware corporation

By:______________________________
Title:___________________________

GUARANTORS:
AMERICAN ALLOY CORPORATION BENEFIT, INC.
HARNISCHFEGER CORPORATION
JOY TECHNOLOGIES, INC.
THE HORSBURGH & SCOTT CO.
HARNISCHFEGER WORLD SERVICES CORPORATION
RCHH, INC.
SOUTH SHORE CORPORATION
SOUTH SHORE DEVELOPMENT, LLC

By:______________________________
Title:___________________________

HARNISCHFEGER TECHNOLOGIES, INC.
HCHC UK HOLDINGS, INC.
HCHC, INC.
JOY MM DELAWARE, INC.
JTI UK HOLDINGS, INC.
DOBSON PARK INDUSTRIES, INC.
HIHC, INC.

By:______________________________
Title:___________________________

LENDERS:
BANKERS TRUST COMPANY, individually and as Agent

By:______________________________
Title:___________________________